FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Royal Dutch Shell plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Carel van Bylandtlaan 30
2596 HR The Hague
The Netherlands
(Address of principal executive offices, including zip code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, nominal value €0.07 per share	New York Stock Exchange*
Class B Ordinary Shares, nominal value €0.07 per share	New York Stock Exchange*

*	Authorized for listing. The ordinary shares will trade in the form of American Depositary Shares.

     Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☑

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

       On July 20, 2005, the Registrant furnished to the Securities and Exchange Commission (the “Commission”) a Report on Form 6-K (the “Form 6-K”) in accordance with “no-action” relief granted by the Commission to the Registrant on May 17, 2005, to indicate that the Registrant’s Class A and Class B Ordinary Shares are registered under Section 12(b) of the Securities and Exchange Act of 1934, as amended, in accordance with Rule 12-g3(c) thereunder. Accordingly, this Registration Statement on Form 8-A is being filed solely in order to obtain a Commission File Number for the Registrant. The Form 6-K is incorporated herein by reference.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered

       Descriptions of the Registrant’s Class A and Class B Ordinary Shares are set forth in the Form 6-K under the heading “Description of Royal Dutch Shell Ordinary Shares”.

Item 2.     Exhibits

1.	Articles of Association of Royal Dutch Shell plc (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-125037) filed with the Commission on May 18, 2005 (the “Form F-4 Registration Statement”)).

2.	Memorandum of Association of Royal Dutch Shell plc (Incorporated by reference to Exhibit 3.1 to the Form F-4 Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROYAL DUTCH SHELL PLC,
by	/s/ Peter Voser Name: Peter Voser Title: Chief Financial Officer Date: July 20, 2005

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